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                                                                  Exhibit 10.38


                                    AGREEMENT

      This is an Agreement entered into as of October 10, 1997 by and between Dental/Medical Diagnostic Systems, Inc., a Delaware Corporation with its principal office located at 200 North Westlake Blvd., Suite 202, Westlake Village, CA 91362, "DMD" and Suni Imaging Microsystems, a California corporation, with an address at 185 E. Dana Street, Mountain View, CA 94041 ("SUNI"). This Agreement will be effective as of the Effective Date set forth below.

                            BACKGROUND AND OBJECTIVES

      A. DMD develops, manufactures and markets technology and devices intended to assist dentists and other professionals to diagnose and/or treat dental and oral diseases, conditions and/or imperfections, and to assist dental and other oral medical and dental treatment professionals to educate patients with respect to their conditions and treatment options.

      B. DMD wishes to develop and offer for sale a digital dental x-ray system intended to successfully compete on the basis of superior functionality, superior image quality and clarity, and competitive price to incorporate into a turn-key digital x-ray imaging system to be assembled and marketed worldwide by DMD.

      C. SUNI is independently developing technology and an image capture and processing device capable of creating high quality high definition x-ray images for display on computer monitors or for printing using low-level x-ray radiation emissions. SUNI has expertise in developing semiconductor chip processors for x-ray imaging, computer software and associated systems and documentation for components similar to those required by DMD.

      D. DMD has selected SUNI to design, develop, document and provide manufacturing set up know-how and integrate a semiconductor chip processor for x-ray imaging, computer software and associated systems and documentation into DMD's proposed X-Ray System, as defined below.

      E. SUNI will own all Intellectual Property Rights in and to the CCD Chip Design, CCD Chip Technology, Tooling, Licensed Technology, SUNI Software and Developed Subsystem, each as defined below. Subject to SUNI's ownership as set forth in the preceding sentence, DMD will own all Intellectual Property Rights in and to the X-Ray System and DMD Software, as defined below.

      Now, therefore, the parties agree as follows:

1. DEFINITIONS.

            1.1. "Advance Payment" shall mean the advance payment of royalties as set forth in Section 4.1.

            1.2. "Affiliate" shall mean a Subsidiary and any entity in which a party owns or controls fifty percent (50%) or more of the voting interests, or any entity where


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            more than fifty percent (50%) of its voting interests are owned or controlled by the same entity that owns more than fifty percent (50%) of a party.

            1.3. "Agreement" shall mean this document, including any Attachments.

            1.4. "CCD Chip" means a charged coupled semiconductor imaging chip which processes x-ray images and which meets the applicable parts of the Design and Engineering Specification.

            1.5. "CCD Chip Technology," means CCD Chip technology and know-how owned or used by SUNI, including but not limited to (1) CCD Chip circuit design; (2) CCD Chip physical design databases; (3) CCD Chip manufacturing processes; (4) CCD Chip specifications; (5) any improvements or derivative works of the above developed by SUNI pursuant to Section 2 of this Agreement; and (6) Documentation that is related to the foregoing.

            1.6. "Commercial Commencement" shall mean whichever of the following dates is the first to occur: (a) such date as is nine (9) months following filing by DMD of a 510k application with the FDA for the X-Ray System; or (b) the last day of the first month in which DMD invoices a customer for an X-Ray System that is sold in the United States of America.

            1.7. "Confidential Information" shall mean all information of a party marked confidential, restricted, or proprietary by such party; and any oral disclosures, which, in order to be considered Confidential Information, must be stated as such and reduced to writing within twenty (20) days thereafter, which writing shall indicate that the disclosed information is confidential.

            1.8. "Days" or "days" shall mean calendar days unless otherwise specified.

            1.9. "Deliverables" are the items to be provided by SUNI to DMD as specified in the Statement of Work.

            1.10. "Deliverable Failure" means any error, unresolved problem, or defect caused by or resulting from (1) an incorrect functioning of code or firmware, or (2) an incorrect or incomplete statement or diagram in the Documentation, if such error, problem, or defect renders the Developed Subsystem or Tooling inoperable, causes the Developed Subsystem to fail to meet Design and Engineering Specifications thereof, causes Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used for their intended purposes.

            1.11. "Dental Field" means (i) dentistry, oral surgery, orthodontistry, oral hygiene, cosmetic dentistry, periodontics and all other medical and cosmetic professions providing dental care to humans and animals or providing services to or educating the foregoing professions, and (ii) research, development, design, production, manufacture, distribution, marketing, leasing, servicing, repairing and/or selling of goods and services to or for use by persons engaged in the activities described in the preceding clause (i).

            1.12. "Design and Engineering Specification" means the functional and performance specification of the Developed Subsystem and Tooling including the


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            electrical and mechanical specification details as defined by SUNI and agreed by DMD as set forth in Section 2.1 below, and which, when so agreed, will be incorporated as Attachment 1 and will be subject to modification by mutual agreement of the parties from time to time.

            1.13. "Developed Subsystem" means the subsystem developed by SUNI for DMD that comprises solely the CCD Chip, the image capture board, SUNI Software, and cable and that meets the Design and Engineering Specifications.

            1.14. "Development Work," means the work performed under this Agreement by SUNI in order to produce the Developed Subsystem and Tooling for DMD.

            1.15. "Discretionary Rejection" shall have the meaning set forth in
            Section 2.9(b)(ii).

            1.16. "DMD Approved Vendor" shall mean vendors selected by SUNI, and subject to approval by DMD, which approval will not unreasonably be withheld, for the purpose of manufacturing the Developed Subsystem and Tooling.

            1.17. "DMD Software" means software developed by or for DMD that is used to retrieve an image from the system memory that is separate from the Developed Subsystem. DMD Software does not include the test image capture routine.

            1.18. "Documentation" means the documentation provided by SUNI to DMD in paper form and in digital format (Word for Windows for text, and an application as determined by SUNI for designs and technical specifications) that includes (1) a list of each component of the Developed Subsystem and Tooling and estimated manufacturing costs,
            (2) manufacturing flow, directions and instructions for each sub-system to be built from the separate components in (1) above,
            (3) updates to the above from time to time, all of which shall be appropriate for reasonably qualified DMD personnel or personnel of DMD's subcontractors to use for the intended purpose, and (4) any other form of documentation that is set forth in the Statement of Work.

            1.19. "Effective Date" shall mean the date on which the parties have initialed each of Attachments 1 through 4 to this Agreement, as set forth in Section 32 below.

            1.20. "Final Prototype Developed Subsystem" means the final prototype of the Developed Subsystem with all required functionality, performance and Documentation for final test purposes, manufactured with production ready Tooling using the actual production methods and equipment specified by SUNI in the Documentation, and which has been determined by SUNI to satisfy the Design and Engineering Specifications and the manufacturing cost targets contained therein.

            1.21. "Improvements" means modifications to the Developed Subsystem and Tooling that improve functionality, performance or manufactureability of the CCD Chip at the 2 micron lithography level.

            1.22. "Initial Prototype Developed Subsystem" means a prototype of the Developed Subsystem which is functionally equivalent to production versions of the Developed Subsystem but which is not necessarily manufactured using manufacturing processes required for commercial production of the Developed Subsystem or with actual


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            production tooling, but which has been determined by SUNI to satisfy the applicable sections of the Design and Engineering Specifications and the manufacturing cost targets.

            1.23. "Intellectual Property Rights" means any and all Patents, copyrights, mask works, trade secrets and other intellectual property rights in any country of the world.

            1.24. "Licensed Products," means the Developed Subsystem or components of the Developed Subsystem or products that incorporate the Licensed Technology or CCD Chip, including, but not limited to, an X-Ray System.

            1.25. "Licensed Technology," means all currently existing inventions, methods, designs, code and know-how, whether or not copyrighted or copyrightable or patented or patentable that have been developed by, for, or used by SUNI in the Developed Subsystem design or Tooling, or both, and any future Improvements that DMD elects to license pursuant to Section 5.2 below.

            1.26. "Net Receipts" from Licensed Products shall mean the total amount actually invoiced by DMD to DMD's customer for Licensed Products (exclusive of training, installation, maintenance and support charges separately invoiced), less (i) any prices separately charged by DMD , as per DMD's published price list for hardware or software used in connection with the Licensed Products, including without limitation, work stations, personal computers, monitors, video cassette recorders and optional accessories; (ii) DMD authorized returns; (iii) free warranty replacements; (iv) sales, use and excise taxes; (v) freight (specifically billed or prepaid); and (vi) insurance for freight. If DMD's customer is an Affiliate of DMD that is purchasing the Licensed Product for resale purposes, then Net Receipts shall mean the total amount actually invoices by such DMD Affiliate to its customer for Licensed Products, less the deductions specified in this Subsection above (with the DMD Affiliate substituted for DMD).

            1.27. "Patents" means patents and patent applications and all foreign counterparts, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part of any such patents or patent applications.

            1.28. "Prototypes" means the Initial Prototype Developed Subsystem and the Final Prototype Developed Subsystem.

            1.29. "Regulatory Agency" shall mean any regulatory agency governmental or private, including but not limited to agencies regulating medical device safety, product safety, and/or electromagnetic emissions, the approval of which is required by DMD or the government of the United States prior to delivery or marketing of the X-Ray Systems in the United States, Puerto Rico, and the territories and possessions of the United States and which are included in the Regulatory Specification or by an applicable regulatory agency of Canada or the European Community.

            1.30. "Regulatory Specification" shall mean the functional and performance specification to be prepared by DMD that identifies electrical and mechanical features that must be included in the Developed System pursuant to the requirements


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            of Regulatory Agencies, a copy of which is attached to this
            Agreement as Attachment 5.

            1.31. "Statement of Work", means the list of the Deliverables, including source code, each with a target date for completion by SUNI of the Deliverable and of the Developed Subsystem and Tooling, as set forth in Attachment 2.

            1.32. "Subsidiary" shall mean any entity in which a party owns or controls more than fifty percent (50%) of the voting interests.

            1.33. "SUNI Software" means software developed by or for SUNI to create an image in the system memory that is separate from the Developed Subsystem and to provide the test image display routine function.

            1.34. "Tooling", means CCD Chip mask set for the DMD Approved Vendor, and other hardware and software (in object code and source code) as set forth in Attachment 3 that will be required by DMD for the production of the Developed Subsystem by DMD or its subcontractors in quantities contemplated by DMD under this Agreement.

            1.35. "X-Ray System" shall mean a digital x-ray system and each of its component parts proposed to be marketed and sold by DMD, that incorporates the Developed Subsystem and that also may include, but not be limited to, the following additional items: DMD Software, personal computer, peripheral devices such as monitors, video cassette recorder and/or other recording devices, networking servers and cabling, hand-held mouthpiece, and/or an x-ray emitter.

2. DEVELOPMENT WORK.

            2.1. Design and Engineering Specification. SUNI will provide a proposed Design and Engineering Specification to DMD on or before the date specified in the Statement of Work. DMD and SUNI will use commercially reasonable best efforts to reach agreement on the Design and Engineering Specification within thirty (30) days from DMD's receipt of the proposed Design and Engineering Specification. If the parties have failed to agree to the proposed Design and Engineering Specification within such time period, then either party may terminate this Agreement upon ten(10) days notice to the other, and neither party shall have any liability to the other arising out of such failure or termination. No Sections of this Agreement shall survive termination under this Section 2.1

            2.2. Performance of Development Work. SUNI shall use reasonable best efforts: (a) to perform all Development Work, and (b) to achieve each milestone and provide the Deliverables in accordance with the Statement of Work in conformity with the Design and Engineering Specifications; provided however, that SUNI shall deliver the Initial Prototype Developed Subsystem and the Final Prototype Developed Subsystem in accordance with Section 2.3 below.

            2.3. Delivery Dates. Subject to Sections 2.4 and 2.5 below, SUNI shall (a) complete and deliver the Initial Prototype Developed Subsystem no later than six (6) months after the Effective Date, and
            (b) deliver the Final Prototype Developed Subsystem to DMD no later than twelve (12) months after the Effective Date (the "Delivery Date"), in each case, subject to change by mutual agreement as


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            contemplated by Section 2.8 below. Each party acknowledges that
            SUNI's ability to perform in accordance with the Statement of Work schedule will be subject to DMD's timely performance of its obligations under this Agreement and to the ability of any DMD Approved Vendor to deliver CCD Chip Prototypes within the required timeframe. SUNI shall provide DMD with progress reports, in accordance with the Statement of Work. Each such report shall reflect/indicate:

               (i)    Status of progress to current SOW milestone;

               (ii)   Short description of problems in meeting such milestone;

               (iii)  Proposed recovery method to meet next milestone if needed;

               (iv) Any other information related to the Development Work reasonably requested by DMD;

               (v) Any anticipated changes in the projected cost of the Developed Subsystem or Tooling.

            2.4. Design Assumptions. Delivery Dates are based upon a CCD Chip that incorporates scintillator-based technology.

            2.5. DMD Approved Vendors. SUNI shall be responsible for having made by the DMD Approved Vendors the Initial Prototype Developed Subsystem and the Final Prototype Developed Subsystem. If a defect in a Prototype or delay in delivery of a Prototype is caused by a DMD Approved Vendor and such defect or delay results in a delay in SUNI's performance of its obligations under this Agreement, then the Statement of Work schedule and Delivery Dates specified in Section
            2.3 above shall automatically be extended by the delay caused by the DMD Approved Vendor.

            2.6. Costs of Development Work. SUNI shall bear all costs of the Development Work, other than as agreed as set forth in Section 2.8 below and as set forth in Section 3.5 below.

            2.7. Progress Reviews. The parties agree to conduct regular program reviews as shown on the Statement of Work, to ensure their mutual satisfaction with the performance of the Development Work under the Agreement. The parties agree to meet at a mutually agreeable time and location to discuss and inspect the status of the Development Work.

            2.8. Changes to Specifications and Statement of Work. Prior to delivery of the Initial Prototype Developed Subsystem, DMD and SUNI shall meet to discuss any changes to the Design and Engineering Specifications suggested by the other party, including, but not limited to changes required by Regulatory Agencies. If a change is required by a Regulatory Agency, then SUNI will make such change, and DMD will pay for all costs that SUNI incurs in implementing such change. All other changes will be subject to the parties' mutual agreement on changes to the Statement of Work and timing and payment for the incremental cost of such changes. DMD may also specify changes to the Developed Subsystem design, schedule, and/or related deliverable items in writing at any time; provided, however, that if SUNI reasonably concludes that such change will result in a change to the cost or time required for performance by SUNI of the Development Work, or if SUM expects the


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            change to affect the form, fit, function or manufacturing cost of the Developed Subsystem, then SUNI will so notify DMD within ten days after receipt of DMD's request. SUNI shall not implement any change prior to the parties' written agreement on such adjustment(s). If changes are to be paid for at an hourly rate, then such rate shall be SUNI's standard rates for comparable work at the time such changes are made.

2.9. Acceptance and Testing Procedures.

            (a) Acceptance and Testing. DMD, with the assistance of SUNI if requested by DMD, will examine and test each Prototype upon delivery to determine whether the Prototype conforms to the Design and Engineering Specifications and in the exercise of its sole discretion generates image quality and clarity acceptable to DMD. DMD shall, within ten (10) working days from delivery of each
            Prototype: (i) accept the Prototype and so inform SUNI in writing; or (ii) reject the Prototype and provide SUNI with a written statement of nonconformity to the Design and Engineering Statement, specifying in detail the Prototype's nonconformity, or, in the case of an Initial Prototype Developed Subsystem specifying the basis for a Discretionary Rejection, as described in greater detail in subsection 2.9(b)(ii) below. If DMD does not provide such a statement of non-conformity to the Design and Engineering Specifications or notice of Discretionary Rejection within the said acceptance period, then DMD will be deemed to have accepted the Prototype.

            (b) Consequences of Rejection.

                (i) Failure to Conform to Design and Engineering Specification.
                    If DMD provides a statement of non-conformity within the acceptance period, pursuant to Subsection (a) above, then SUNI will use reasonable best efforts to correct the nonconformity within fifteen (15) days from SUNI's receipt of the statement of non-conformity. DMD shall re-test the Prototype within ten (10) days of delivery of the corrected Prototype, and the test and acceptance procedures set forth in this Section shall apply to such re-test. If after two
                    (2) re-test cycles, SUNI has been unable to correct a non-conformity that was the subject of a written statement of nonconformity by DMD, in accordance with this Section, then, unless the parties have otherwise developed a mutually agreeable plan to correct the non-conformity, DMD may: (A) terminate this Agreement upon sixty (60) days prior notice to SUNI, and/or (B) obtain SUNI technical information pursuant to Section 11 below and correct the non-conformity itself. DMD may deduct from future royalties payable to SUNI the reasonable cost of such corrections pursuant to Section
                    4.5 below. If DMD elects to terminate this Agreement and to obtain the technical information as set forth in this Section, then the following Sections shall survive such termination: Sections 4 (Royalty); 6 (Intellectual Property Ownership); 7 (License) 8 (Exclusive Marketing; Sensor Technology Development); 11 (Delivery of Technology); 13


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                    (Confidential Information); 14 (Indemnification) 15
                    (Liability); and 16 through 33.

               (ii) Discretionary Rejection. If DMD rejects an Initial
                    Prototype Developed Subsystem during the acceptance period due to a determination by DMD that the Initial Prototype Developed Subsystem does not produce image quality and clarity acceptable to DMD in its sole discretion (a "Discretionary Rejection"), then all Advance Payments due to SUNI on or prior to the date specified in the Statement of Work for delivery to DMD of the Initial Prototype Developed Subsystem under Section 4.1 of this Agreement (the "Initial Prototype Milestone Payments") and pursuant to Section 2.8 shall be deemed earned and shall not be refundable to DMD. In such case, the obligation of DMD to make any further Advance Payments shall be immediately suspended unless and until SUNI, at its option, has delivered to DMD an Initial Prototype Developed Subsystem determined by DMD in the exercise of its sole discretion to generate image quality and clarity acceptable to DMD, at which time, all Advance Payments that would otherwise have become due during the period that payments were suspended, shall be come due and payable. If DMD advises SUNI in writing that it has elected not to make any further Advance Payments, then SUNI shall be relieved of any further obligations under this Agreement (including but not limited to obligations under this Section 2 or Section 3 below). If as a result of a Discretionary Rejection, the Initial Prototype Milestone Payments are deemed earned by SUNI, DMD may take a credit against subsequent royalty obligations to SUNI (after the fourth anniversary of Commercial Commencement) in an amount equal to the Initial Prototype Milestone Payments that have been paid to SUNI

            2.10. Access to SUNI Facilities. SUNI shall promptly upon request by DMD at any time after the date of this Agreement until the earlier of the date that this Agreement is terminated or the delivery of the Final Prototype Developed Subsystem, provide to DMD reasonable access to SUNI's facilities and information to inspect the progress of the Development Work, and, in connection with such inspection, shall provide to DMD access to technical advisory staff for a reasonable time.

            2.11. Improvements as of Agreement Date. The Deliverables delivered hereunder shall, to the extent not otherwise contemplated by the Design and Engineering Specifications, incorporate the latest improvements to the CCD Chip Technology as of the Effective Date of this Agreement, to the extent applicable in or useful in the Dental Field. SUNI shall offer to DMD Improvements made after the Effective Date of this Agreement in accordance with Section 5.2 below.

            2.12. Software. SUNI will be responsible for the development of all SUNI Software. DMD will be responsible for the development of all DMD Software and for all changes to the Developed Subsystem and Tooling that may be required as a


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            result of changes in the operating system specified in the Design and Engineering Specifications.

3. MANUFACTURE.

            3.1. DMD Right to Manufacture. DMD shall have the right to manufacture, or have manufactured by a DMD Approved Vendor, the Developed Subsystem and Tooling as set forth in Section 7 below.

            3.2. SUNI Assistance. SUNI shall provide all reasonable assistance to the DMD Approved Vendor(s) and Documentation as set forth in the Statement of Work.

            3.3. Technical Support. SUNI shall, at no additional cost for up to 180 days following Commercial Commencement, provide to DMD and the DMD Approved Vendor(s) technical support to facilitate a smooth and cost effective commencement of production of the Developed Subsystem and Tooling. SUNI will provide manufacturing drawings and specifications to DMD in accordance with good commercial practice.

            3.4. Training. SUNI shall, at no additional cost for up to 180 days following Commercial Commencement, provide to DMD's personnel at DMD's facilities in California, adequate training, as reasonably determined and scheduled by DMD, for the integration and manufacture of the Developed Subsystem as part of the X-Ray System, and provide consulting services to DMD's software engineers to facilitate smooth and efficient integration and transfer of responsibility for the software and firmware included with the Developed Subsystems with the other software and hardware components of the X-Ray System. Thereafter, such training shall be provided by SUNI at a mutually agreed cost to the parties consistent with SUNI's standard charges to customers for similar services.

            3.5. Tooling. Subject to the following sentence, SUNI will be responsible for the cost of obtaining and delivering to DMD Tooling for Prototypes. If the mask set to be used by the DMD Approved Vendor is a six (6) inch Orbit Semiconductor mask set, then DMD will be responsible for the cost of Tooling for Prototypes. Production mask set Tooling, which DMD shall own, shall be retained for production of CCD Chips by the DMD Approved Vendor for the CCD Chips. DMD will be responsible for the cost of obtaining production masks and production Tooling. If a mask is broken after delivery to DMD or to a DMD Approved Vendor, then DMD will pay for the replacement mask. If a Prototype mask is defective and if SUNI is responsible for such defect, then SUNI will pay for the replacement mask.

            3.6. DMD Personnel. DMD personnel receiving training and technical support from SUNI will have reasonable technical background and experience in the areas in which such training and support is to be provided.

4. ROYALTY. Subject to all the terms and conditions expressed in this Agreement, and in consideration for the rights and licenses granted in Section 7 and the hardware, software Tooling, services and support required to be provided by SUNI hereunder, DMD shall pay royalties to SUNI as follows:

            4.1. Advance Payments. During the development phase DMD shall pay to SUNI prepaid royalties (the "Advance Payments") as set forth below. All Advance


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**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
  EXCHANGE COMMISSION

            Payments paid to SUNI shall be recoupable as full credit from royalties otherwise payable to SUNI after the fourth anniversary of Commercial Commencement pursuant to Section 4.5 of this Agreement.

                  (a) Subject to Section 4.1(b) below, the Advance Payment shall be paid in installments as follows:

                               TIME                                     AMOUNT
            ---------------------------------------------              ---------
            Upon the Effective Date                                    $   **

            On the last day of the first calendar month
            during which the Effective Date occurs                     $   **

            On the last day of the second calendar month
            after the Effective Date                                   $   **

            On the last day of the third calendar month
            after the Effective Date                                   $   **

            On the last day of the fourth calendar month
            after the Effective Date                                   $   **

            On the last day of the fifth calendar month
            after the Effective Date                                   $   **

            Upon the last day of each calendar month
            commencing upon the earlier of the date that
            is: (i) the calendar month of delivery to
            DMD of the first production Developed
            Subsystem by DMD Approved Vendors; or (ii)
            three (3) months after DMD's acceptance of
            the Final Prototype Developed System until
            total payments under this Section 4.1(a)
            equal $1,250,000. These Advance Payments are
            subject to Subsection (b)(ii) below.                       $   **
                                                                       =========


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            (b) Relief from Advance Payment Obligations. DMD may be relieved of its obligations to make Advance Payments under any of the circumstances described below:

               (i) Failure of SUNI to Achieve a Reasonable Rate of Progress. If SUNI fails to make reasonable progress towards meeting the milestones set forth in the Statement of Work, then DMD may give SUNI notice of the failure, and SUNI will then have fifteen (15) days from receipt of such notice to achieve a reasonable rate of progress with respect to the applicable milestones. If SUNI fails to achieve reasonable progress within such fifteen (15) day period, then DMD may either:
                    (A) terminate this Agreement and will be relieved of the obligation to make any further Advance Payments; or (B) suspend payment of Advance Payments. If DMD elects to terminate this Agreement under this 4.1(b)(i), then the following Sections shall survive such termination: Sections 4 (Royalty); 6 (Intellectual Property Rights); 7 (License); 8 (Exclusive Marketing; Sensor Technology Development); 11 (Delivery of Technology); 13 (Confidential Information); 14 (Indemnification); 15 (Liability); and 16 through 33. If DMD elects to suspend Advance Payments then: (A) if SUNI achieves a reasonable rate of progress during the next thirty (30) days after the suspension, DMD will pay to SUNI the withheld Advance Payments; and (B) if SUNI fails to achieve a reasonable rate of progress during the next thirty
                    (30) days after the suspension, then the Agreement will terminate and the Sections of this Agreement set forth in the preceding sentence shall survive such termination. Upon termination of this Agreement pursuant to this Subsection
                    4.1 (b)(i), DMD may obtain SUNI technology and may complete the Developed Subsystem itself, pursuant to the terms and conditions of Section 11 below. DMD shall be entitled to deduct from any future royalty payments otherwise due under this Agreement, the reasonable costs of completing the Developed Subsystem so that it conforms to the Design and Engineering Specifications, as set forth in Section 4.5 below.

               (ii) Discretionary Rejection. Upon a Discretionary Rejection by
                    DMD, DMD may be relieved of its obligation to make Advance Payments that would otherwise be due after delivery of the Initial Prototype Developed Subsystem, as set forth in
                    Section 2.9(b)(ii) above.

      4.2. Production Phase Royalty Payment. DMD shall pay SUNI royalties as follows for each and every Licensed Product shipped. Royalties accrue on Licensed Products sold, leased or otherwise transferred by DMD or, as applicable, by DMD Affiliates, to their customers. No royalties shall be paid by DMD for Licensed Products which are used internally by DMD for purposes that include testing, evaluation, support, marketing, demonstration or training provided that the duration

**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
  EXCHANGE COMMISSION

      of such testing, evaluation, support, marketing, demonstration or training does not exceed thirty (30) days. Royalties shall accrue on Licensed Products used for more than thirty (30) days for testing, evaluation, support, marketing, demonstration or training. Royalties shall accrue as follows:

            (a) For the period ending on the fourth anniversary of Commercial
            Commencement:

               (i) ** % of all Net Receipts until Net Receipts equal $ ** and

               (ii) ** % of all Net Receipts after Net Receipts exceed $ **

            (b) For the period following the fourth anniversary of Commercial
            Commencement: ** % of all Net Receipts.

            (c) Notwithstanding the foregoing, the minimum royalty payable for each Licensed Product under this Section 4.2 shall be U.S. $ **.

      4.3. Payment of Production Royalties. Within sixty (60) days after the end of each calendar quarter during the term hereof, DMD shall provide SUNI with a written report setting forth the amount of royalties earned by SUNI during that calendar quarter pursuant to this Agreement and the amount of any Advance Payment or Correction Amount applied against such royalty in accordance with Section 4.5 below. DMD shall provide with each report a check in the amount of any payment to be made, as indicated in the report.

      4.4. Audit. DMD shall, for a period of two (2) years following the date of each royalty report issued, keep records adequate to verify the substance of the report and any accompanying payment. SUNI shall have the right, no more than once each calendar year, to select a mutually acceptable independent Certified Public Accountant to inspect the records of DMD relating to the Licensed Products at a single location on reasonable notice and during regular business hours to verify the reports and payments made hereunder. The entire cost of such inspection shall be borne by SUNI, and such Certified Public Accountant shall not disclose to SUNI any information other than information relating to the computation and accuracy of such reports and payments. Any information as to DMD's customers will be treated as DMD confidential information and shall not be disclosed to anyone other than the auditors. If the audit reveals that DMD has under-reported royalties by more than ten percent (10%) in any calendar year, DMD shall reimburse SUNI for the audit fees following delivery to DMD of the auditors report detailing such under reporting of royalties. In any event, DMD shall promptly repay, or apply against any outstanding prepaid royalties, the underpayment.

      4.5. Recovery of Advance Payments and Correction Amounts. All Advance Payments and reasonable amounts paid by DMD to correct defects in or to complete the Developed Subsystem in accordance with Sections 2.9(b)(ii), or 4.1(b)(i) (the "Correction Amounts") are recoupable by credit against future royalty payments due to SUNI under Section 4.2 after the fourth anniversary of Commercial Commencement, as set forth in this Section. DMD may deduct up to fifty percent (50%) of the royalty payments due for the first two (2) calendar quarters of each calendar year after the fourth anniversary of Commercial Commencement until such time as such deductions are equal to one hundred percent (100%) of the Advance Payments paid to SUNI and 100% of DMD's reasonable Correction Amounts. If, after the first two (2) calendar quarters of each calendar year DMD has not recouped one hundred percent (100%) of the Advance Payments and Correction Amounts, then DMD may recoup the balance of the Advance Payments and Correction Amounts from up to one hundred percent (100%) of future quarterly royalty payments otherwise payable during the balance of that calendar year.

      4.6. Late Payments. All late payments of amounts due under this Agreement shall bear interest at a rate equal to the Bank of America Prime Rate plus one percent (1%) from the date due until paid in full.

5. MAINTENANCE AND SUPPORT.

      5.1.Support. SUNI shall provide the following support services to DMD and to each DMD Approved Vendor as follows, at no charge until the 90th day following Commercial Commencement, and, if thereafter requested by DMD, shall be provided at rates consistent with SUNI's standard rates or upon such other terms as may be mutually agreed:

            (a) Telephone Support. SUNI will provide reasonable telephone hot-line support for DMD and DMD Approved Vendors during SUNI's normal hours of business for manufacture and product de-bugging of CCD Chip wafers; and

            (b) Technical Support and Training. SUNI will provide technical support and training to DMD pursuant to Sections 3.3 and 3.4 above.

      5.2.Improvements. During the term of this Agreement, SUNI will disclose to DMD all Improvements that may be applicable to the Dental Field, and, if DMD elects to have SUNI implement such Improvements as part of the Developed Subsystem or Tooling, then SUNI shall deliver such Improvements to DMD, and DMD shall pay for the cost of any modifications required to enable DMD to use such Improvements in the Dental Field or to integrate such Improvements into the Developed Subsystem, consistent with the scope of DMD's license under this Agreement, at rates consistent with SUNI's then standard rates during the term of this Agreement.

6. INTELLECTUAL PROPERTY OWNERSHIP.

      6.1.SUNI Rights. SUNI shall own all Intellectual Property Rights in and to the Licensed Technology, CCD Chip Technology, SUNI Software, Tooling, masks and Developed Subsystem.

      6.2. DMD Rights. Subject to SUNI's ownership of Intellectual Property Rights as set forth in Section 6.1 above, DMD shall own all Intellectual Property Rights in and to the X-Ray System and DMD Software and shall own all right, title and interest in and to the physical embodiment of the Tooling for the production version of the Developed Subsystem.

      6.3. Patent Prosecution. Attachment 4 to this Agreement includes a list of those countries in which, as of the date of this Agreement, SUNI intends to seek patent protection with respect to CCD Chip Technology and Licensed Technology. DMD may, from time to time, provide SUNI with a list of those countries in which DMD

** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION

      wishes to obtain patent protection for any of the CCD Chip Technology or Licensed Technology. If any such country is not included on the Attachment 4 list, then SUNI will seek and maintain patent protection in such countries, provided that SUNI will first provide DMD with an estimate of the cost of such protection, and DMD reimburses SUNI's reasonable costs (including reasonable attorneys fees) in so doing.

      6.4. Compensation. Each party shall be responsible for any compensation which may be due its employees who make inventions.

      6.5. Notice of Infringement. In performing SUNI's obligations under this Agreement, SUNI agrees to avoid knowingly delivering, designing, and/or developing an item that infringes one or more unlicensed patents, utility models, design registrations, copyrights or trade secrets of any third party. If during the course of performing SUNI's obligations under this Agreement SUNI knows or becomes aware of any such patent, utility model, design registration or copyright that SUNI believes might be infringed, SUNI agrees to notify DMD promptly in writing of such possible infringement.

7. LICENSE.

      7.1. Grant of License. SUNI hereby grants to DMD and DMD hereby accepts an irrevocable exclusive (subject to Section 7.3 below) worldwide right and license ("License") in the Dental Field:

            (a) Tooling. To use, disclose (subject to Section 13 below) make and have made Tooling by a DMD Approved Vendor; and

            (b) Developed Subsystems. To use, disclose (subject to Section 13 below), modify, maintain, make, have made by a DMD Approved Vendor, sell, promote, distribute and lease Developed Subsystems and to prepare derivative works of software that is included within the Developed Subsystem for use in the Dental Field.

      7.2. Sublicense Rights. DMD may grant sublicenses of the rights set forth in Section 7.1 above to its Subsidiaries; provided that DMD shall remain responsible for such sublicensee's performance of all obligations that apply to DMD under this Agreement. All royalty payments under this Agreement for both DMD and DMD Subsidiaries shall be made by DMD directly to SUNI.

      7.3. Circumstances Under Which the License Converts to a Non-exclusive License. The License granted under Subsection 7.1 above shall automatically become nonexclusive if any of the following circumstances occurs:

            (a) DMD Fails to Pay Minimum Royalty Payments. The License granted under Subsection 7.1 above shall become non-exclusive if DMD fails, with respect to any of the periods specified below to pay to SUNI the minimum royalty amount specified for such period in the table below:

           12 Months ending on:                                      Amount:
           -------------------------------------------             -----------
           90 days following the first anniversary of              $  **
           Commercial Commencement

** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
   EXCHANGE COMMISSION


           90 days following the second anniversary of             $   **
           Commercial Commencement

           90 days following the third anniversary of              $   **
           Commercial Commencement

           90 days following the fourth anniversary of             $   **
           Commercial Commencement

           90 days following each subsequent                       $   **
           Anniversary of Commercial Commencement

            All minimum royalty payments are due on the last day of the applicable period. Late payments will bear interest in accordance with Section 4.6. Notwithstanding anything to the contrary in the foregoing, if DMD fails to pay a late payment in full within sixty
            (60) days from the due date, then the license will convert to a non-exclusive license.

            (b) DMD Offers For Sale a Competing Product. The License granted under Section 7.1 above shall become non-exclusive if DMD or a DMD Affiliate offers for sale or lease any product in the Dental Field that contains a semiconductor imaging chip unit that processes x-ray images other than a Licensed Product that contains CCD Chip Technology.

            (c) DMD Exercises its Rights to Receive Technology in Order to Complete or Correct the Developed Subsystem. If DMD exercises its rights under either of Sections 2.9(b)(i) or 4.1(b)(i) to obtain SUNI technical information pursuant to Section 11 of this Agreement, and if DMD has not obtained a production version of the Developed Subsystem within six (6) months after the date that is the later of the date on which such technical information is delivered to DMD and the date that was SUNI's Delivery Date for the Final Prototype Developed Subsystem, then the License granted under
            Section 7.1 above shall become non-exclusive.

            (d) Notice by DMD. The License granted under Section 7.1 above shall become non-exclusive if DMD provides SUNI with written notice electing to convert the License into a non-exclusive license.

      7.4. SUNI Rights if License Becomes Non-exclusive. If the License granted under Section 7.1 above becomes non-exclusive, then SUNI shall have the right to license the Licensed Technology to others for use in the Dental Field; provided, however, that except where the License becomes non-exclusive upon DMD's election as set forth in Section 7.3(d) above, no other licensee may have greater or more favorable rights in the Dental Field in any respect than are afforded to DMD hereby.

      7.5. No Trademark License. Nothing in this Agreement shall be construed as authorizing a party to use any trademark or trade name of the other.

8. EXCLUSIVE MARKETING; SENSOR TECHNOLOGY DEVELOPMENT.

      8.1. Exclusive Marketing by SUNI. So long as the license granted under
      Section 7.1
      remains exclusive, SUNI shall not sell or license to any person other than DMD, or develop other than for DMD, any device competitive with the X-Ray System or the Developed Subsystem for use or sale in the Dental Field. SUNI shall not, however, be restricted by this Section 8.1 from developing, selling or licensing any products or services for use outside the Dental Field.

      8.2. Sensor Technology Development.

            (a) If DMD desires to add features to the Developed System or to market a device competitive with the X-Ray System then before it may do so, DMD will first give SUNI written notice of DMD's proposal for additional features or a competing product. Within thirty (30) days' of SUNI's receipt of such notice SUNI shall inform DMD, in writing, as to whether SUNI desires to engage in discussions with DMD concerning SUNI's performance of the work required to add features or develop a competing product. If SUNI notifies DMD that it is not interested in engaging in such discussions or fails to respond within the thirty (30) day period to DMD's request, then on the date that is six (6) months after the expiration of SUNI's thirty (30) day response period, DMD may commence promotion and sale of a product that is competitive with the X-Ray System. IF SUNI notifies DMD within the thirty (30) day response period that SUNI wants to engage in such discussions, then SUNI and DMD will have another sixty (60) days from the date of SUNI's response to complete an agreement concerning SUNI's work on the additional features or development of a competing product. If SUNI and DMD fail to reach agreement within such time period, then on the date that is six (6) months after the expiration of the sixty (60) day negotiation period, DMD may commence promotion and sale of a product that is competitive with the X-Ray System.

            (b) If, in compliance with Section 8.2(a) above, DMD shall offer for sale any product in the Dental Field other than a Licensed Product that contains a semiconductor imaging chip unit that processes x-ray images, then the License granted under Section 7.1 shall immediately cease to be exclusive.

9. REPRESENTATIONS AND WARRANTIES.

      9.1. Representations and Warranties of DMD and SUNI. SUNI and DMD each represent and warrant to the other that:

            (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

            (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of such party; and

            (c) This Agreement has been duly executed and delivered by such party and (assuming the due authorization, execution and delivery hereof by the other party) is a valid and binding obligation of such party, enforceable against it in accordance with its terms except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies and defenses.

      9.2. Representations and Warranties of SUNI. SUNI represents and warrants to DMD that:

            (a) To SUNI's knowledge, all Deliverables have been or will be designed for DMD, and SUNI either owns or has acquired rights in and to, or will acquire right in and to, all Deliverables and no portion of such items or their use or distribution violates any patent, copyright, trade secret right, or similar right of any third party.

            (b) SUNI has the rights it needs to satisfy its obligations hereunder. Further, for so long as DMD's rights under this Agreement remain in effect, SUNI agrees that it will not take any action which would prevent DMD and its Subsidiaries from marketing the Developed Subsystem anywhere in the world.

            (c) SUNI shall use reasonable best efforts to perform all Development Work and to provide the Deliverables in accordance with the Statement of Work and Design and Engineering Specifications.

            (d) To SUNI's knowledge, the CCD Chip does not and will not infringe upon, or violate or misappropriate, in whole or in part, the rights of any third party or entity, including but not limited to any patent, copyright, trade secret, trade mark, service mark rights.

            (e) To SUNI's knowledge, the CCD Chip is not the subject of any litigation or claim that has given or might give rise to litigation or any investigation or proceeding.

            (f) SUNI will perform its obligations arising pursuant to this Agreement in a diligent and professional manner using experienced personnel.

            (g) SUNI is free to enter into this Agreement and will not do or permit any act which will materially interfere with or derogate from the full performance of the Development Work or the exercise of DMD's rights granted herein.

            (h) The entering into and carrying out of the terms of this Agreement will not violate or constitute a breach of any law, judgment or agreement binding on SUNI.

            (i) Immediately upon each element of the X-Ray System (other than the Developed Subsystem and Tooling) coming into existence, title to such element and all Intellectual Property Rights associated therewith shall be owned by DMD free and clear of all liens, interests or adverse claims imposed by or with the consent of SUNI. SUNI shall promptly execute all documents necessary to assign such rights to DMD.

      9.3. LIMITATION ON WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS
      SECTION 9 ABOVE, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

10. TERM AND TERMINATION. This Agreement will continue in effect unless and until terminated as follows:

      10.1. Automatic Termination. This Agreement will terminate automatically if the Effective Date has not occurred on or before the date that is thirty (30) days after the date first set forth above in this Agreement, unless both parties agree, in writing, to an extension of such thirty (30) day period. Neither party shall have any liability to the other as a result of a termination under this Section 10.1.

      10.2. Termination by SUNI. SUNI may terminate this Agreement upon written notice to DMD for the material breach by DMD of any of its material obligations under this Agreement if DMD has not cured such breach within the applicable notice period specified below.

            (a) The notice period shall be ninety (90) days for a failure to pay an amount due under this Agreement, provided that the reason for the late payment is a bona fide cash flow problem that DMD is experiencing, and DMD has not been late in delivering any other payments due under the Agreement during the twelve (12) month period preceding the payment due date.

            (b) The notice period shall be thirty (30) days for a failure to pay an amount due under this Agreement if the ninety (90) day notice period described in Subsection 10.1(a) above does not apply.

            (c) The notice period shall be sixty (60) days for any breach not specified in subsections (a) and (b) above.

      10.3. Termination by DMD. DMD may terminate this Agreement upon sixty (60) days written notice to SUNI for the material breach by SUNI of any material representation, warranty or obligation of SUNI contained or referred to herein, provided that SUNI has failed to cure such breach within such sixty (60) days; or (ii) pursuant to Sections 2.9(b)(i) or 4.1(b)(i) above.

      10.4. Termination by Either Party. Either party may terminate this Agreement if the other party becomes the subject of bankruptcy proceedings not terminated within sixty days (60) of any filing. SUNI acknowledges that if SUNI, as a debtor under the U.S. Bankruptcy Code, rejects this Agreement, then DMD may elect to retain its rights under this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of DMD to SUNI or the Bankruptcy Trustee, SUNI or such Bankruptcy Trustee shall not interfere with the rights of DMD as provided in this Agreement.

      10.5. Discretionary Rejection is Not a Breach. Notwithstanding the provisions of Sections 10.2 and 10.3 above a Discretionary Rejection shall not be deemed to constitute a breach by SUNI of its obligations under this Agreement.

11. DELIVERY OF SUNI TECHNOLOGY

      11.1. Circumstances for Delivery. If, and only if, one or more of the circumstances described under this Section 11.1 below exists, then DMD may require SUNI to deliver to DMD the CCD Chip Technology and Licensed Technology, pursuant to the terms and conditions described in Subsection
      11.2 below:

            (a) SUNI or its successor ceases doing business, or

            (b) After failure to cure within the notice period specified in subsection 10.2 above SUNI is in material breach of its obligations to support the CCD Chips or is otherwise in material breach of this Agreement and such breach makes it reasonably necessary for DMD to have access to the CCD Chip Technology for the purposes set forth in
            Section 11.2 below, DMD elects, in lieu of terminating this Agreement, to receive the Technology from DMD under this Section
            11; or

            (c) DMD is entitled to receive the Technology under either of Sections 2.9(b)(i) or 4.1(b)(i)

     11.2. Delivery of SUNI Technology and License. If one or more of the circumstances described in Subsection 11.1 above exists, then DMD may require SUNI to deliver or cause to be delivered to DMD a copy of the then most recent version of the CCD Chip Technology, Developed Subsystem, Tooling and Licensed Technology, and all engineering schematics, design information, plans, flow charts, data structures, any work in progress to develop the Developed Subsystem and Tooling, and any available compilers, assemblers, or other computer programs necessary to create an executable version of the system, together with source code for SUNI Software and all related documentation. DMD shall have a nontransferable, non-sublicensable license to use such CCD Chip Technology and Licensed Technology internally for the sole and limited purpose of manufacturing, maintaining, developing, selling and distributing the Developed Subsystem. In addition, to the extent Tooling or third party licensed technology held by SUNI would be necessary or useful for DMD to have for the purpose of manufacturing, maintaining and Developing the Developed Subsystem, SUNI will grant a license or sublicense, as applicable, to DMD solely for the limited purpose of using such Tooling or third party technology or modifying or maintaining such Tooling for purposes consistent with the license set forth in Section 7.1(a) above. If such third party proprietary technology is not transferable to DMD, then SUNI will identify for DMD the existence and source of such technology in the Statement of Work. DMD ASSUMES ALL RISK, RESPONSIBILITY AND LIABILITY ARISING OUT OF ITS USE AND MODIFICATION OF THE CCD CHIP TECHNOLOGY, LICENSED TECHNOLOGY AND TOOLING PURSUANT TO THIS SECTION AND WILL INDEMNIFY AND HOLD HARMLESS SUNI FROM AND AGAINST ANY LOSSES, COSTS, LIABILITY OR DAMAGES THAT SUNI MAY SUFFER AS A RESULT OF DMD'S ACTIVITIES UNDER THIS SECTION 11.

12. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS.

     12.1. Each party agrees to comply, and do all things necessary to comply with all applicable laws, regulations and ordinances that it is required to comply with in the ordinary course of the conduct of its business, and hereby certifies that as of the date of this Agreement it is in such compliance.

     12.2. DMD shall advise SUNI of all requirements of all laws, regulations and ordinances of Regulatory Agencies applicable to the Dental Field insofar as they relate to the activities to be performed by SUNI under this Agreement in the form of a change to the Design and Engineering Specification. SUNI shall make all required changes in accordance with
     Section 2.8 of this Agreement.

     12.3. DMD shall supply to SUNI, on a timely basis, as part of the Regulatory Specifications, any features that are required for the Developed Subsystem pursuant to regulations of Regulatory Agencies , and in any event, shall provide such feature no later than the date specified in the schedule incorporated in the Statement of Work as the "Regulatory Specifications Cut-Off Date." Any regulations applicable to the Design and Engineering Specifications adopted by a Regulatory Agency and not delivered to SUNI by the "Regulatory Specifications Cut-Off Date" may be included in the Design and Engineering Specifications only in accordance with Section
     2.8 of this Agreement.

13. CONFIDENTIAL INFORMATION.

      13.1. Confidential Information. DMD and SUNI each acknowledge that the other possesses and will continue to possess information that has been created, discovered, developed by or received by it, which information has commercial value in its business or that of its customers and is not in the public domain.

      13.2. Obligations. DMD and SUNI will each use at least the same degree of care to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature (including but not limited to the use of written confidentiality agreements with employees); provided, however, that the parties may disclose such information to entities performing services required hereunder where (a) use of such entity is authorized under this Agreement, (b) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, (c) the entity agrees in writing to assume the obligations described in this Section, and (d) the disclosing party assumes full responsibility for the acts or omissions of such entity no less than if the acts or omissions were those of the disclosing party. Any disclosure to such entity shall be under the terms and conditions as provided herein. Without limiting the generality of the foregoing, neither party will publicly disclose the other's Confidential Information except to the extent permitted by Section 13.5 without the prior written consent of the other. Furthermore, neither DMD nor SUNI will (i) make any use of the Confidential Information of the other except as contemplated by this Agreement, or (ii) acquire any right in or assert any lien against the Confidential Information of the other except as contemplated by this Agreement.

      13.3. Exclusions. Notwithstanding Section 13.2, this Section 13 will not apply to any particular information which a party can demonstrate was (a) at the time of disclosure to it, in the public domain; (b) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving party; (c) in the possession of the receiving party at the time of disclosure to it; (d) received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (e) independently developed by the receiving party without reference to or use of Confidential Information of the furnishing party. In addition, a party shall not be considered to have breached its obligations under this Section 13 for disclosing Confidential Information of the other party to the extent required to satisfy any legal requirement of a competent government body provided that, (1) immediately upon receiving any such request and to the extent that it may legally do so, such party advises the other party promptly; (2) makes a reasonable effort to obtain a protective order prior to making such disclosure in order that the other party may interpose an objection to such disclosure; and (3) takes action to assure confidential handling of the Confidential Information.

      13.4. Loss of Confidential Information. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing party, the receiving party will notify the furnishing party immediately in writing of such occurrence.

      13.5. Publicity. SUNI agrees not to disclose the fact that SUNI has furnished or contracted to furnish to DMD the Developed Subsystem or Tooling and/or services hereunder, or the terms and conditions of this Agreement, without the express written consent of DMD. Neither party will make any public announcement of this Agreement or its terms, or use the name of the other party, without the other party's prior written request, which consent shall not unreasonably be withheld.

14. INDEMNIFICATION.

      14.1. Indemnification by SUNI.

            (a) Obligation to Provide "Work Around". If a third party asserts a claim that the Developed Subsystem or Tooling infringes the third party's Intellectual Property Right (a "Claim"), then SUNI will use commercially reasonable efforts, either: (A) to develop and implement a non-infringing substitute for the infringing component of the Developed Subsystem or Tooling, so long as the Developed Subsystem and Tooling continue to conform to the Design and Engineering Specification; or (B) at SUNI's expense, to obtain a license from such third party that enables DMD to continue to exercise its rights to the Developed Subsystem and Tooling as set forth in this Agreement, provided that such license is available at a reasonable rate not to exceed the amount of future royalties payable to SUNI under this Agreement. If SUNI elects to implement a work-around as set forth in Subsection (A) above, then SUNI will provide to DMD an estimate of designing and implementing the work-around plus reasonable overhead. DMD will pay SUNI upon receipt of invoices from SUNI for all such costs. DMD may recover all amounts that it pays to SUNI in accordance with the preceding sentence by deducting from royalties otherwise payable to SUNI up to one-twelfth (1/12) of such amounts during each month of the twelve
            (12) month period that commences in the first month after DMD's payment of such amounts.

            (b) Obligation to Defend DMD. SUNI, at its own expense, will defend DMD against all Claims.

            (c) Obligation to Indemnify DMD. In addition to the obligations set forth in Subsections 14.1 (a) and 14.1 (b) above:

              (i) Damages Finally Awarded. SUNI will indemnify DMD against damages finally awarded against DMD in favor of a third party in a Claim or paid to the third party as a result of a settlement of the Claim; and

              (ii) Indemnified Losses. SUNI will indemnify and hold harmless DMD against Indemnified Losses that DMD suffers as a result of a Claim. For purposes of this Subsection, "Indemnified Losses" are costs, expenses, losses, damages, and liabilities incurred or suffered by DMD as a result of the Claim; provided that SUNI has approved such Indemnified Losses, in writing, before DMD incurred or suffered such losses (which approval will not unreasonably be withheld or delayed).

              (iii) Limitation On SUNI's Liability Under this Subsection. Any liability that SUNI incurs pursuant to this Subsection 14.1
                    (c) will be limited to an amount that is equal to thirty three and a third percent of the amount of all Advance Payments made under this Agreement plus all royalties (other than Advance Payments) paid under this Agreement, provided that the total amount of such liability shall only be recoverable from: (A) up to fifty percent (50%) of royalties paid by DMD to SUNI under this Agreement prior to the date that the Claim is made; plus (B) a 50% decrease in the applicable royalty rate under this Agreement until such time as all amounts due under this Section have been paid in full Notwithstanding anything to the contrary in the foregoing, such limitation on SUNI's liability will not apply to Indemnified Losses that DMD incurs or suffers as a result of SUNI's knowing and willful infringement of a third party's Intellectual Property Rights.

      (d) Exceptions to SUNI's Obligations Under Section 14.1. SUNI's obligations under this Section 14.1 shall not extend to any infringement:

              (i) caused solely by DMD's failure to pay for or implement a non-infringing substitute offered or provided by SUNI in accordance with Section 14.1 (a) above;

              (ii)  caused by a mandatory design change requested by DMD,

              (iii) arising out of the use or combination of the Developed
                    Subsystem or Tooling with any other components,

              (iv) caused by any change made by DMD to the Developed Subsystem or Tooling if SUNI's unchanged Developed Subsystem or Tooling, as applicable, does not infringe or allegedly infringe the Intellectual Property Right in question; or

              (v) resulting from corrections to or completion of the Developed Subsystem or Tooling made by or for DMD pursuant to Section 11 above.

      If an infringement or misappropriation action or claim against SUNI is based on any of the circumstances described in this Section 14(d), then DMD shall at its own expense defend and indemnify SUNI as set forth in
      Section 14.2 below.

14.2. Indemnification by DMD.

      (a) Obligation to Defend SUNI. DMD, at its own expense will defend SUNI against any claim by third parties that (i) technology owned by DMD as set forth in Sections 6.2 or 9.2(i) above, infringes third party Intellectual Property Rights;

            (ii) against claims based on one or more of the circumstances set forth in Subsection 14.1(d) above, except that with respect to
            Section 14.1(d)(iii) above, such this Section shall apply only if the claim arises out of the use or combination of the Developed Subsystem of Tooling with any other components where DMD supplies such components or creates the combination; and (iii) as set forth in Section 11.2 above (a "DMD Claim").

            (b) Obligation to Indemnify SUNI. In addition to the foregoing obligation:

              (i) Damages Finally Awarded. DMD will indemnify SUNI against damages finally awarded against SUNI in favor of a third party in a DMD Claim or paid to the third party as a result of a settlement of the DMD Claim; and

              (ii) Indemnified Losses. DMD will indemnify and hold harmless SUNI against SUNI Indemnified Losses that SUNI suffers as a result of a DMD Claim. For purposes of this Subsection 14.2(b)(ii), "SUNI Indemnified Losses" are costs, expenses, losses, damages, and liabilities incurred or suffered by SUNI as a result of the DMD Claim; provided that DMD has approved such SUNI Indemnified Losses, in writing, before SUNI incurred or suffered such losses (which approval will not unreasonably be withheld or delayed).

              (iii) Limitations on DMD Liability Under this Subsection. Any liability that DMD incurs pursuant to Subsections 14.2(b)(i) and (b)(ii) will be limited to an amount that is equal to thirty three and a third percent of the amount of all Advance Payments made under this Agreement plus all royalties paid under this Agreement, provided that the total amount of such liability shall only be recoverable from: (A) an amount equal to up to fifty percent(50%) of royalties paid by DMD to SUNI under this Agreement prior to the date that the Claim is made; plus (B) a fifty percent (50%) increase in the applicable royalty rate under this Agreement until such time as all amounts due under this Section have been paid in full. Notwithstanding anything to the contrary in the foregoing, such limitation on DMD's liability will not apply to SUNI Indemnified Losses that SUNI incurs or suffers as a result of DMD's knowing and willful infringement of a third party's intellectual Property Rights or with respect to DMD's indemnity obligations with respect to the circumstances described in Section 11.2 above.

      14.3. Conditions of Indemnification. If either party receives a claim or is subject to any claim as to which it is entitled to be defended or to indemnification under Sections 14.1 or 14.2 above, then such indemnified party shall promptly notify the indemnifying party in writing of the claim. The indemnifying party's obligations under this Section 14 shall be contingent upon: (i) the indemnifying party having sole control of the defense or settlement of the claim (provided that if a settlement will adversely affect DMD's license rights or either party's costs under this Agreement, or otherwise affect the rights of the indemnified party, the indemnifying party shall not settle the case without the prior consent of the indemnified party), and (ii) the indemnified party providing all reasonable assistance requested by the indemnifying party, at the indemnifying party's expense. THE REMEDIES FOR INFRINGEMENT SET FORTH IN THIS SUBSECTION ARE EACH PARTY'S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT.

15. LIABILITY.

      15.1. General. Each party is responsible for its own acts and for the acts of its employees.

      15.2. No Consequential Damages. EXCEPT IN THE CASE OF A WILLFUL AND INTENTIONAL BREACH OF A MATERIAL PROVISION OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OR LOST PROFITS. THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      15.3. Limitation on Liability. EXCEPT FOR EACH PARTY'S INDEMNITY OBLIGATIONS, WHICH ARE SUBJECT TO THE LIMITATIONS ON LIABILITY SET FORTH IN SECTION 14 ABOVE, NEITHER PARTY'S AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL EXCEED THE FOLLOWING AMOUNTS:

            (a) DMD's Maximum Liability. DMD's aggregate liability shall not exceed an amount equal to:

                (i)   the amount of royalties DMD has paid to SUNI, plus

                (ii) all royalties paid under this Agreement and the amount of royalties both due and owing and payable to SUNI under this Agreement; less

                (iii) any amounts paid by DMD pursuant to Section 14;

                Provided that the total amount of liability under this Section shall only be recoverable from: (A) an amount equal to up to fifty percent (50%) of royalties paid by DMD to SUNI under this Agreement prior to the date that the Claim is made; plus (B) a fifty percent (50%) increase in the applicable royalty rate under this Agreement until such time as all amounts due under this Section have been paid in full.

            The foregoing limitation on DMD's liability shall not apply as to any direct damages that SUNI suffers as a result of DMD's willful and intentional breach of a material provision of this Agreement and failure to cure such breach within the applicable notice and cure period.

            (b) SUNI's Maximum Liability. SUNI's aggregate liability shall not exceed an amount equal to:

                      (i) Prior to Payment of All Advance Payments. Up to such time as DMD has paid all Advance Payments to SUNI, SUNI's liability shall not exceed thirty-three and one-third percent (33-1/3%) of the amount of Advance Payments paid to SUNI.

                      (ii) After Payment of All Advance Payments. After such time as DMD has paid all Advance Payments to SUNI, then SUNI's liability shall not exceed an amount equal to:

                             A. Thirty Three and One Third Percent of the Advance Payments paid to SUNI; plus

                             B. all royalties (other than Advance Payments) paid under this Agreement, less

                             C.    any amounts paid by SUNI pursuant to Section
                             14;

                             Provided that the total amount of liability under this Section shall only be recoverable from: (A) up to fifty percent (50%) of royalties paid by DMD to SUNI under this Agreement prior to the date that the Claim is made; plus (B) a 50% decrease in the applicable royalty rate under this Agreement until such time as all amounts due under this Section have been paid in full.

                      (iii) Exception to Limitation on Liability. The foregoing limitation on SUNI's liability shall not apply as to any direct damages that DMD suffers as a result of SUNI's willful and intentional breach of a material provision of this Agreement and failure to cure such breach within the applicable notice and cure period.

     15.4. Definition of "Willful and Intentional Breach". For purposes of this
Section 15, a "willful and intentional breach" shall mean a breach that results from a party's willful act or omission where the party engaged in such act or omission with knowledge and intent that such act or omission would result in a breach of a material provision of this Agreement.

16. TAXES. The royalties specified in Section 4 above are exclusive of any federal, state or local excise, sales, use and similar tax and other governmental assessments, and, to the extent such taxes may apply, DMD shall promptly pay all such amounts that are assessed or imposed (including, without limitation, interest and penalties) with respect to the licenses granted and Development Work performed under this Agreement, other than with respect to SUNI's net income. Except as set forth above, SUNI will pay all taxes imposed in connection with its performance under this Agreement. DMD will pay all taxes imposed on DMD-owned assets and sales or retailers use taxes imposed on the Developed Subsystem(s) or services provided hereunder.

17. SUNI'S EMPLOYEES. SUNI will have an appropriate agreement with each of SUNI's employees, or others whose services SUNI may require sufficient to enable SUNI to comply with all of the provisions of this Agreement.

18. SUNI NOT AGENT OF DMD. SUNI is and will remain at all times during this Agreement an independent contractor. SUNI shall not be the agent or local representative of DMD for any purpose whatsoever. SUNI is not granted any right or authority to create any obligations, expressed or implied on behalf of DMD, or to bind DMD in any manner whatsoever.

19. SURVIVAL. Subject to Section 2.1 above, and except as otherwise expressly set forth in this Agreement, the rights and obligations of Sections 4 (Royalty), 6 (Intellectual Property Rights); 13 (Confidential Information); 14 (Indemnification); 15 (Liability) and 16 through 33, shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors, heirs and assigns.

20. ASSIGNMENT. SUNI's rights and obligations under this Agreement are personal and not assignable (either voluntarily or by operation of law) without the prior written consent of DMD except to a successor to all or substantially all of SUNI's assets or to a majority of SUNI's voting stock; provided, however, that if such successor is a direct competitor of DMD, then DMD's prior consent shall be required, which consent may be withheld in DMD's sole discretion. DMD shall not assign its rights and obligations hereunder without the prior written consent of SUNI, which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of each party's permitted successors and assigns.

21. NOTIFICATION. All notices which any party may be required or desire to give to another Party shall be in writing and shall be given by personal service, facsimile, or registered or certified mail to the party at its respective address or facsimile telephone number set forth below. Mailed notices shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by facsimile shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

      If to DMD:                President
                                Dental/Medical Diagnostic Systems, Inc.
                                200 North Westlake Blvd., Suite 202
                                Westlake Village, CA 91362

      If to SUNI:               President
                                SUNI Imaging Microsystems, Inc.
                                185 E. Dana Street
                                Mountain View, CA 94041

22. NON-WAIVER. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect in any way the full right to require such performance at any subsequent time; nor shall the waiver by any party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

23. FORCE MAJEURE. No party shall be liable for, nor shall it be considered in breach of this Agreement due to any failure to perform its obligations under this Agreement as a result of natural calamity, act of God or a public enemy, act of any military, civil or, to the extent not resulting from the intentional or negligent acts or omissions of that party, and (i) act of regulatory authority or (ii) change in any law or regulation. In such event, the party whose performance is so prevented shall give prompt written notice to the other and shall take all reasonable steps to avoid or remove such causes of nonperformance. If it reasonably appears that the time for delivery or performance under this Agreement will be extended for more than three (3) months due to Force Majeure, the party due performance shall have the right to terminate this agreement without obligation to the other.

24. INJUNCTIVE RELIEF. Each party agrees that in the event of any breach by the other party of any of the covenants and agreements set forth in Sections 7 (License), 11 (Delivery of Technology) or 13 (Confidentiality) of this Agreement the non-breaching party may encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach and may not have adequate remedy at law in such event. Each party therefore agrees that, in addition to any other remedy available at law or in equity, in the event of such breach, either party shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of said covenants and agreements from any court of competent jurisdiction without necessity of proving irreparable harm or the amount of any actual damage to either party resulting from such breach.

25. REMEDIES. The remedies for breach set forth in this Agreement are, unless specifically stated to the contrary in any instance, cumulative and are in addition to any other remedies in law or equity. Unless specifically stated to the contrary in any instance, the election of one or more remedies shall not bar the use of other remedies.

26. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable for any reason, such invalidity shall not affect the validity of the remaining provisions of this Agreement, and the Parties shall attempt to substitute for the invalid provision a valid provision which closely approximates the intent and economic effect of the invalid provisions.

27. SECTION HEADINGS. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

28. INTERPRETATION. This Agreement and all of the provisions of this Agreement shall be deemed drafted by all of the parties hereto. This Agreement shall not be interpreted strictly for or against any Party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purpose and intent of this Agreement.

29. COUNTERPARTS. This Agreement may be executed by the parties in one or more counterparts, and each of which when so executed shall be an original, but all such counterparts shall constitute one and the same instrument.

30. GOVERNING LAW. This Agreement, its validity, construction and effect shall be governed by the internal laws of the State of California, without giving effect to its rules relating to conflicts of laws.

31. TIME IS OF THE ESSENCE. The parties agree that time is of the essence in the performance of their respective material obligations hereunder.

32. EXHIBITS. The following Exhibits and Attachments are attached to this Agreement and incorporated by reference:


         Attachment 1      Design and Engineering Specification

         Attachment 2      Statement of Work

         Attachment 3      Tooling (hardware and software required by
                           DMD)

         Attachment 4      Countries in which SUNI intends to seek
                           patent protection.

         Attachment 5      Regulatory Specification

33. PREVAILING PARTY. The prevailing party in any litigation between the parties that arises out of this Agreement shall be entitled to recover reasonable attorneys fees, costs and expense that the party incurred as a result of such litigation.

34. ENTIRE AGREEMENT. This Agreement and its exhibits contains the entire understanding of the parties with respect to the matters contained herein. There are no promises, covenants or undertakings, either oral or in writing, other than those expressly set forth in this Agreement. This Agreement may not be modified except by a writing signed by authorized representatives of all parties.

35. RESCISSION RIGHT. If either party sends to the other party before 3:00 PM PST on October 13, 1997, a written notice that such party is rescinding this Agreement, then this Agreement shall terminate and be of no further force and effect. Neither party shall have any liability arising out of a termination or rescission under this Section 35.

        IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duly authorized officers as of the date set forth on the cover hereof.


DENTAL/MEDICAL DIAGNOSTICS, INC.




By:  /s/  R. E. WITTMAN
  ---------------------------------
Its:      Vice President
          and CFO




SUNI IMAGING MICROSYSTEMS, INC.


By:  /s/  PAUL SUNI                                     10-21-97
  ---------------------------------
Its:      President and CEO

                                  ATTACHMENT 1

                     DESIGN AND ENGINEERING SPECIFICATION

ATTACHMENT 1 -
                                       **

**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
  EXCHANGE COMMISSION

ATTACHMENT 1 -
                                       **

**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
  EXCHANGE COMMISSION

                                       **


**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
  EXCHANGE COMMISSION






                              ___________________

                        Suni Imaging Microsystems, Inc.

                                  PROPRIETARY

                                       **










**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
  SECURITIES AND EXCHANGE COMMISSION






                              ___________________

                        Suni Imaging Microsystems, Inc.

                                  PROPRIETARY

                     **










**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
  SECURITIES AND EXCHANGE COMMISSION






                              ___________________

                        Suni Imaging Microsystems, Inc.

                                  PROPRIETARY

                                    **










**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
  SECURITIES AND EXCHANGE COMMISSION






                              ___________________

                        Suni Imaging Microsystems, Inc.

                                  PROPRIETARY

** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION



                                     **



                        Suni Imaging Microsystems, Inc.
                                  PROPRIETARY

                                       **


** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION

                                       **

** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION

                                       **




** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
   EXCHANGE COMMISSION



                        -------------------------------
                        Suni Imaging Microsystems, Inc.

                                  PROPRIETARY

SUNI IMAGING MICROSYSTEMS, INC.




                                       **


                                SUNI PROPRIETARY


**CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
  EXCHANGE COMMISSION

                                  ATTACHMENT 2

                               STATEMENT OF WORK

ATTACHMENT 2 -- SUNI/DMD Statement of Work

SUNI/DMD STATEMENT OF WORK



                                    **



** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION

ATTACHMENT 2 -- SUNI/DMD Statement of Work



                                    **



** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
   AND EXCHANGE COMMISSION

                                  ATTACHMENT 3

                TOOLING (HARDWARE AND SOFTWARE REQUIRED BY DMD)

** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
   EXCHANGE COMMISSION


ATTACHMENT 3--Required Tooling

**

                                  ATTACHMENT 4

           COUNTRIES IN WHICH SUNI INTENDS TO SEEK PATENT PROTECTION

ATTACHMENT 4--Countries where SUNI intends to file for patent protection

Countries where SUNI Intends to seek patent protection.



                                    **



** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
   EXCHANGE COMMISSION

                                  ATTACHMENT 5

                            REGULATORY SPECIFICATION

                        [To be provided at a later date]